Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus Supplement of UPFC Auto Receivables Trust 2005-B Automobile Receivables Backed Notes, comprising part of the Registration Statement (No. 333-126118), of our report dated March 11, 2005 relating to the financial statements of XL Capital Assurance Inc., which appears as Exhibit 99.1 in XL Capital Ltd’s Annual Report on Form 10-K for the year ended December 31, 2004.  We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York

October 24, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus Supplement of UPFC Auto Receivables Trust 2005-B Automobile Receivables Backed Notes, comprising part of the Registration Statement (No. 333-126118) of our report dated March 11, 2005 relating to the financial statements of XL Financial Assurance Ltd, which appears as Exhibit 99.2 in XL Capital Ltd’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Chartered Accountants

Hamilton, Bermuda
October 24, 2005